UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2017

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34460	13-3818604
(State or Other Jurisdiction of Incorporation)	Commission File Number	(I.R.S. Employer Identification Number)

4820 Eastgate Mall, Suite 200

San Diego, CA  92121

(Address of Principal Executive Offices) (Zip Code)

(858) 812-7300

(Registrant’s telephone number, including area code)

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              ☐

Item 1.01              Entry into a Material Definitive Agreement.

On November 8, 2017, Kratos Defense & Security Solutions, Inc. (the “Company”) issued a press release pursuant to Rule 135c under the Securities Act of 1933, as amended (the “Securities Act”), announcing that it entered into a Purchase Agreement with certain initial purchasers, in connection with a private offering of $300 million aggregate principal amount of its 6.50% Senior Secured Notes due 2025 (the “Notes”) that is exempt from the registration requirements of the Securities Act.

Item 8.01              Other Events.

On November 8, 2017, the Company issued a press release announcing the pricing of the offering of the Notes. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

This report shall not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Item 9.01              Financial Statements and Exhibits.

(d)                            Exhibits.

99.1                                                     Press release dated November 8, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kratos Defense & Security Solutions, Inc.

By:	/s/ Deanna H. Lund
Deanna H. Lund
Executive Vice President, Chief Financial Officer

Date:  November 8, 2017